Exhibit 99.1

ONESCREEN, INC. AND SUBSIDIARY

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors of

OneScreen, Inc.

Santa Monica, California

We have audited the accompanying consolidated financial statements of OneScreen, Inc. and Subsidiary (the Company), which comprise the consolidated balance sheets as of December 31, 2013 and 2012, and the related consolidated statements of operations, stockholders’ equity (deficit), and cash flows for the years then ended, and the related notes to the consolidated financial statements.

Management’s Responsibility for the Consolidated Financial Statements

Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of OneScreen, Inc. and Subsidiary as of December 31, 2013 and 2012, and the results of their operations and their cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

Emphasis-of-matter Regarding Going Concern

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the consolidated financial statements, the Company incurred a net loss of $7,131,867 for the year ended December 31, 2013, had a negative cash flow from operations of $896,583 and $65,583 for the years ended December 31, 2013 and 2012, respectively, and negative working capital of $1,595,700 and a net stockholders’ deficit of $850,562 as of December 31, 2013. These conditions raise substantial doubt about its ability to continue as a going concern. Management’s plans regarding those matters also are described in Note 2. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty. Our opinion is not modified with respect to that matter.

/s/ Ramirez Jimenez International CPAs

Irvine, California

September 25. 2014

F-1

ONESCREEN, INC. AND SUBSIDIARY

CONSOLIDATED BALANCE SHEETS

	December 31,	December 31,
	2013	2012
Assets
Current assets:
Cash and cash equivalents	$927,853	$580,201
Accounts receivable, net	1,938,946	6,281,259
Prepaid expenses	3,000	24,582
Total current assets	2,869,799	6,886,042

Property and equipment, net	110,896	62,172

Other assets:
Intangible assets, net	604,820	676,690
Investment	20,000	20,000
Deposits	17,683	15,698
Total other assets	642,503	712,388
Total assets	$3,623,198	$7,660,602

Liabilities and Stockholders' Equity (Deficit)
Current liabilities:
Accounts payable	$3,231,469	$3,672,110
Accrued expenses	1,234,030	326,085
Total current liabilities	4,465,499	3,998,195

Other liabilities	8,261	3,326
Total liabilities	4,473,760	4,001,521
Stockholders' equity:
Preferred stock $0.001 par value; 5,000,000 shares authorized; none issued and outstanding	-	-
Common stock $0.001 par value; 150,000,000 shares authorized; 83,998,138 and 71,203,695 shares issued and outstanding, respectively	83,998	71,204
Additional paid-in capital	32,973,246	30,113,816
Subscription receivable	(250,000)	-
Accumulated deficit	(33,657,806)	(26,525,939)
Total stockholders' equity (deficit)	(850,562)	3,659,081
Total liabilities and stockholders' equity (deficit)	$3,623,198	$7,660,602

The accompanying notes are an integral part of these consolidated financial statements.

F-2

ONESCREEN, INC. AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF OPERATIONS

	For the years ended
	December 31,
	2013	2012

Revenue	$13,097,263	$15,857,883
Cost of revenue	10,434,729	9,110,657

Gross profit	2,662,534	6,747,226

Operating expenses:
Legal and professional fees	418,511	123,676
General and administrative expenses	7,297,201	3,788,432
Research and development	1,417,465	576,816
Selling expenses	214,803	508,551
Depreciation and amortization	428,911	489,057
Total operating expenses	9,776,891	5,486,532

Income (loss) from operations	(7,114,357)	1,260,694

Other (income) expense:
Other income	(6)	(1,750)
Other expense	17,516	367
Total other (income) expense	17,510	(1,383)

Net income (loss)	$(7,131,867)	$1,262,077

Net income (loss) per common share - basic and diluted	$(0.10)	$0.02

Weighted average number of common shares outstanding
Basic	71,488,353	63,390,445
Diluted	71,488,353	63,413,861

The accompanying notes are an integral part of these consolidated financial statements.

F-3

ONESCREEN, INC. AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY (DEFICIT)

			Common Stock and
	Preferred Stock		Common Stock Subscribed		Additional	Subscription	Accumulated
	Shares	Amount	Shares	Amount	Paid-in Capital	Receivable	Deficit	Total
Balance, January 1, 2011	-	$-	59,614,808	$59,615	$29,121,186	$-	$(27,788,016)	$1,392,785
Common stock issued under subscription agreement	-	-	5,000,000	5,000	995,000	-	-	1,000,000
Stock-based compensation	-	-	-	-	4,219	-	-	4,219
Common stock issued under anti-dilution provisions	-	-	6,588,887	6,589	(6,589)	-	-	-
Net income	-	-	-	-	-	-	1,262,077	1,262,077
Balance, December 31, 2012	-	-	71,203,695	71,204	30,113,816	-	(26,525,939)	3,659,081
Common stock issued under subscription agreement	-	-	12,794,443	12,794	1,887,206	(250,000)	-	1,650,000
Stock-based compensation	-	-	-	-	972,224	-	-	972,224
Net loss	-	-	-	-	-	-	(7,131,867)	(7,131,867)
Balance, December 31, 2013	-	$-	83,998,138	$83,998	$32,973,246	$(250,000)	$(33,657,806)	$(850,562)

The accompanying notes are an integral part of these consolidated financial statements.

F-4

ONESCREEN, INC. AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the years ended
	December 31,
	2013	2012
Cash flows from operating activities:
Net income (loss)	$(7,131,867)	$1,262,077
Adjustments to reconcile net income (loss)
to net cash used in operating activities:
Depreciation	45,184	21,518
Provision for bad debts	1,626,050	140,227
Amortization of intangibles	383,727	467,539
Stock-based compensation	972,224	4,219
Change in operating assets and liabilities:
Accounts receivable	2,716,263	(4,240,163)
Prepaid expenses	21,582	(15,827)
Other assets	-	3,259
Deposits	(1,985)	-
Accounts payable	(440,641)	2,120,023
Accrued expenses	907,945	171,684
Other liabilities	4,935	(139)
Net cash flows used in operating activities	(896,583)	(65,583)

Cash flows from investing activities:
Purchase of property and equipment	(93,908)	(50,417)
Purchase of intangible assets	(311,857)	(528,475)
Net cash flows used in investing activities	(405,765)	(578,892)

Cash flows from financing activities:
Proceeds from issuance of common stock	1,650,000	1,000,000
Net cash flows provided by financing activities	1,650,000	1,000,000

Net increase in cash and cash equivalents	347,652	355,525

Cash and cash equivalents, beginning of period	580,201	224,676

Cash and cash equivalents, end of period	$927,853	$580,201

Supplemental cash flow disclosures:
Interest paid	$-	$298
Income taxes paid	$10,459	$-

The accompanying notes are an integral part of these consolidated financial statements.

F-5

ONESCREEN, INC. AND SUBSIDIARY

NOTES TO THE CONSOLIATED FINANCIAL STATEMENTS

December 31, 2013and 2012

NOTE 1 – NATURE OF OPERATIONS

OneScreen, Inc. and subsidiary ("OneScreen" or the “Company”) is a digital media software company that offers to stakeholders in the television industry a comprehensive video platform, a business-to-business marketplace, and professional services.

OneScreen provides audiences with greater access to video content, as well as, when, where, and how they want to receive that content. The Company partners with key stakeholders in the industry: producers and aggregators, publishers and networks, and advertisers and agencies, powering them with the digital video technologies and partnerships they need to thrive. OneScreen has created Media Graph, which is a platform of built-in relationships, adaptable technology, and creative services for every role and need across the digital ecosystem. From publishers that need playout tools, producers who need content and rights management, and advertisers looking to enhance their media buying capabilities, OneScreen offers technologies and services for every stakeholder. The Company also enables aggregators, networks and agencies to connect and share video, manage daily operations, and transact in the marketplace. The Company’s current revenue streams include digital media software and display advertising.

On February 7, 2013, the Board of Directors approved the merger of OneScreen Inc., a California corporation, and OneScreen Inc., a Delaware corporation, whereby OneScreen, Inc., a Delaware corporation became the surviving corporation of the merger.

NOTE 2 – GOING CONCERN

The Company had a net loss of $7,131,867 for the year ended December 31, 2013, and further losses are anticipated during 2014. The Company had a negative cash flow from operations of $896,583 and $65,583 for the years ended December 31, 2013 and 2012, respectively and negative working capital of $1,595,700 and a net stockholders’ deficit of $850,562 as of December 31, 2013. The Company’s ability to continue as a going concern is uncertain without additional debt or equity financing from outside investors. Management plans to continue to implement its business plan and to fund operations by raising additional capital through the issuance of debt and equity securities (See Note 14). However, there can be no assurance that the Company will be able to raise additional capital or generate enough cash from operating activities as needed, which could have a materially adverse effect on the Company’s business, consolidated financial position, results from operations, or cash flows. Actual results could differ from management’s assessment.

The consolidated financial statements have been presented on the basis that the Company will continue as a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The consolidated financial statements do not include any adjustments relating to the recovery of the recorded assets or the classification of the liabilities that might be necessary, should the Company be unable to continue as a going concern.

NOTE 3 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principles of Consolidation

The consolidated financial statements as of and for the years ended December 31, 2013 and 2012 include the accounts of OneScreen, Inc., a Delaware corporation, and its wholly-owned subsidiary VSIP, Inc., a Delaware corporation. All significant intercompany balances and transactions have been eliminated in consolidation.

F-6

ONESCREEN, INC. AND SUBSIDIARY

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2013 and 2012

Accounting Method

The Company maintains its accounting records on an accrual method of accounting in conformity with accounting principles generally accepted in the United States of America (“US GAAP”).

Use of Estimates

The preparation of the consolidated financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amount of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting periods. Significant items subject to such estimates and assumptions include the allowance for doubtful accounts, recoverability of property and equipment, valuation of software development costs, accrued expenses and other current liabilities, stock-based compensation, income taxes and the valuation on deferred tax assets and contingent liabilities. Actual results from the resolution of such estimates and assumptions may vary from the estimates and assumptions used in the preparation of the consolidated financial statements.

Cash and Cash Equivalents

The Company considers all highly liquid investments with an original maturity of three months or less at the date of purchase to e cash equivalents.

Revenue Recognition

As required by Financial Accounting Standards Board (“FASB”) Accounting Standards Codification “ASC”) Topic 605, Revenue Recognition, the Company recognizes revenue when persuasive evidence of an arrangement exists, delivery has occurred, the sales price is fixed or determinable and collection is probable. Credits or refunds are recognized when they are determinable and estimable.

Marketplace revenue consists of fees paid by advertisers in order to display their advertisements on a publisher’s website. The Company’s proprietary technology platform is used to connect advertisers and content providers with publishers. The Company collects fees from the advertisers, retains a fee for services provided, and distributes the balance to the content providers and publishers. Revenue is recognized in the period that the advertising impressions, click-throughs or actions occur.

Platform services revenue consists of fees charged to customers for access to OneScreen hosted software application services, which provide customers with features and functionality for uploading, managing, distributing, and monetizing their video assets. Revenue is derived from three primary sources: (1) the subscription to its technology, (2) bandwidth services and (3) professional services. Contracts for customers generally have an open term and are cancellable by either party by providing at least 30 days prior written notice to the other party.

In accordance with FASB ASC Subtopic 605-45-45, Reporting Revenue Gross as a Principal versus Net as an Agent, the Company evaluates whether it is appropriate to record revenue on a gross basis and related costs or the net basis earned as commissions. Generally, if the Company is primarily obligated in a transaction, is subject to inventory risk, has latitude in establishing prices and selecting suppliers, or has several but not all of these indicators, revenue is recorded on a gross basis. Based on this evaluation, the Company recorded all revenue on a gross basis for the years ended December 31, 2013 and 2012.

F-7

ONESCREEN, INC. AND SUBSIDIARY

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2013 and 2012

Accounts Receivable

Accounts receivable are recorded at the invoiced amounts and are non-interest bearing. The Company maintains an allowance for doubtful accounts to reserve for potentially uncollectible receivables. The Company estimates its allowance for doubtful accounts by evaluating specific accounts where information indicates the customers may have an inability to meet its financial obligations, such as bankruptcy proceedings and receivable amounts outstanding for an extended period beyond contractual terms. In these cases, the Company uses assumptions and judgment, based on the best available facts and circumstances, to record a specific allowance for those customers against amounts due in order to reduce the receivable to the amount expected to be collected. These specific allowances are reevaluated and adjusted as additional information is received. The amounts calculated are analyzed to determine the total amount of the allowance. The Company may also record a general allowance as necessary. Accounts deemed uncollectible are written off, as appropriate, typically after 120 days. Previously written-off accounts receivable subsequently collected are recognized as a reduction of bad debt expense when funds are received. The allowance for doubtful accounts was $301,626 and $193,136 as of December 31, 2013 and 2012, respectively.

Cost of Revenue

Cost of marketplace revenue consists of amounts paid to publishers and video content providers each time a display advertisement (i.e., a video with a pre-roll advertisement) runs on a publisher’s website. The Company becomes obligated to make payments related to the above costs in the period the advertising impressions, click-throughs, and click per actions are delivered or occur. Such costs are classified as cost of revenue in the corresponding period in which the revenue is recognized in the accompanying consolidated statements of operations.

Cost of platform services revenue includes cost of storage of the digital assets, cost of ad serving optimization, cost of encoding, and the cost of bandwidth and are recognized in the month that the services are provided.

Property and Equipment

Property and equipment are stated at cost. Depreciation and amortization are provided for using the straight-line method over the estimated useful lives of the related assets as follows:

Category	Useful Lives
Furniture and fixtures	5 years
Office and computer equipment	3 years
Software	3 years

Betterments, renewals and extraordinary repairs that materially extend the useful life of the asset are capitalized; other repairs and maintenance charges are expensed as incurred. The cost and related accumulated depreciation applicable to assets retired are removed from the accounts, and the gain or loss on disposition, if any, is recognized in the consolidated statement of operation for that period.

Capitalized Website Costs

In accordance with FASB ASC Subtopic 350-50, Intangibles-Goodwill and Other – Website Development Costs, costs for developing website application and infrastructure, creating the initial graphics of the website, and adding upgrades and enhancements are capitalized, whereas costs for planning, adding content and operating the website are expensed as incurred. Capitalized website costs are stated at cost less accumulated amortization. Amortization is provided for on a straight-line basis over an estimated useful life of two years.

F-8

ONESCREEN, INC. AND SUBSIDIARY

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2013 and 2012

Software Development Costs

In accordance with FASB ASC Subtopic 350-40, Intangibles-Goodwill and Other – Internal-Use Software, costs incurred to develop internal-use software during the preliminary project stage are expensed as incurred. Internal-use software development costs are capitalized during the application development stage, which is after: (i) the preliminary project stage is completed; and (ii) management authorizes and commits to funding the project and it is probable the project will be completed and used to perform the function intended. Capitalization ceases at the point the software project is substantially complete and ready for its intended use, and after all substantial testing is completed. Upgrades and enhancements are capitalized if it is probable that those expenditures will result in additional functionality. Amortization is provided for on a straight-line basis over an estimated useful life of three years. When existing software is replaced with new software, the unamortized costs of the old software are expensed when the new software is ready for its intended use.

Patents and Trademarks

The Company relies principally on the intellectual property laws of the United States, including seeking patent and trademark protections through the United States Patent and Trademark Office, and has adopted confidentiality procedures and contractual provisions in vendor and client service agreements in order to protect its proprietary technology, confidential information, business strategies, brands, and other trade secret information. The Company enters into confidentiality and invention assignment agreements with its employees and consultants. OneScreen rigorously controls access, whether internal or external, to the Company’s proprietary technology.

The Company has various patent and trademark applications either pending or issued by the United States Patent and Trademark Office. The Company has one registered trademark in four classifications of services for the “ONESCREEN” mark, and three pending trademarks currently in prosecution review.

The Company also has five patent applications in various stages of completion, with three non-provisional applications filed and either awaiting review or currently in prosecution review, one non-provisional application awaiting completion to be filed, and one provisional application that has been filed, but is pending conversion to non-provisional status. The Company does not have any patent applications pending in any international jurisdictions, however the Company may seek coverage in additional jurisdictions to the extent the Company determines such coverage is appropriate and cost-effective.

In accordance with FASB ASC Topic 350, Intangibles-Goodwill and Others, costs incurred for the registration of patents and trademarks are capitalized as incurred. Amortization is provided for on a straight-line basis over an estimated useful life of 20 years. The trademark is considered to have an indefinite life and, therefore, is not subject to amortization. The Company reviews the carrying value of the trademark for impairment annually and whenever events or changes in circumstances indicate that the carrying value of the trademark may exceed its fair value.

Impairment of Long-lived Assets

The Company is subject to the provisions of FASB ASC Topic 360, Property, Plant and Equipment – Impairment or Disposal of Long Lived Assets, which requires impairment losses to be recorded on long-lived assets when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the carrying amount of the assets. In such cases, the carrying value of assets to be held and used are adjusted to their estimated fair value and assets held for sale are adjusted to their estimated fair value less selling expenses. No impairment losses were recognized for the year ended December 31, 2013.

F-9

ONESCREEN, INC. AND SUBSIDIARY

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2013 and 2012

Investment

Investment represents a 5% minority interest in an unrelated private company and is accounted for under the cost method in accordance with FASB ASC Subtopic 325- 20, Investments – Others – Cost Method Investments. The Company periodically reviews its investments in nonmarketable securities and impairs any security whose decline in value is considered other than temporary. The Company's determination of whether a security is other than temporarily impaired incorporates both quantitative and qualitative information. US GAAP requires the exercise of judgment in making this assessment for qualitative information, rather than the application of fixed mathematical criteria. The Company considers a number of factors including, but not limited to, the length of time and the extent to which the fair value has been less than cost, the financial condition and near term prospects of the issuer, the reason for the decline in fair value, changes in fair value subsequent to the balance sheet date, and other factors specific to the individual investment. The Company's assessment involves a high degree of judgment and accordingly, actual results may differ materially from the Company's estimates and judgments.

Non-Cancellable Leases

The Company enters into various lease agreements in conducting its business. At the inception of each lease, the Company evaluates the lease agreement to determine whether the lease is an operating or capital lease. Leases may contain initial periods of free rent and/or periodic escalations. When such items are included in a lease agreement, the Company records rent expense on a straight-line basis over the initial term of a lease. The difference between the rent payment and the straight-line rent expense is recorded as a deferred rent liability. The Company expenses any additional payments under its operating leases for taxes, insurance or other operating expenses as incurred.

Advertising

The Company conducts advertising for the promotion of its products and services. In accordance with FASB ASC Subtopic 720-35, Other Expenses – Advertising Costs, advertising costs are charged to operations when incurred. Advertising costs aggregated $48,424 and $3,436 for the years ended December 31, 2013 and 2012, respectively.

Research and Development Cost

In accordance with FASB ASC Topic 730, Research and Development, expenditures for research and development of the Company's products are expensed when incurred, and are included in operating expenses. The Company recognized research and development costs of $1,417,465 and $576,816 for the years ended December 31, 2013 and 2012, respectively.

Stock-Based Compensation

Compensation expense associated with the granting of stock-based awards to employees and directors is recognized in accordance with FASB ASC Topic 718, Compensation – Stock Compensation.

FASB ASC Topic 718 requires companies to estimate and recognize the fair value of stock-based awards to employees and directors on the date of grant. The value of the portion of an award that is ultimately expected to vest is recognized as an expense over the requisite service periods using the straight-line attribution method. Stock-based compensation for non-employees is accounted for at fair value using the measurement date and recognition criteria under FASB ASC Subtopic 505-50, Equity – Equity-Based Payments to Non-Employees.

F-10

ONESCREEN, INC. AND SUBSIDIARY

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2013 and 2012

The Company recorded stock-based compensation expense under FASB ASC Topic 718 attributable to stock options of $972,224 and $4,219 for the years ended December 31, 2013 and 2012, respectively (see note 12).

Income Taxes

The Company uses the asset and liability method of accounting for income taxes in accordance with FASB ASC Subtopic 740-10, Income Taxes (“ASC 740-10”). Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the consolidated financial statement carrying amount of existing assets and liabilities and their respective tax bases and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.

The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. The Company provides a valuation allowance against its deferred tax assets when circumstances indicate that it will more likely than not, no longer be realized.

The Company follows the provisions for uncertain tax positions as addressed in ASC 740-10. The Company did not recognize a liability for unrecognized tax benefits. The Company has no tax positions at December 31, 2013 for which the ultimate deductibility is highly certain, but for which there is uncertainty about the timing of such deductibility. The Company recognizes interest accrued related to unrecognized tax benefits in interest expense and penalties in operating expenses. No such interest or penalties were recognized during the years presented. The Company had no accruals for interest and penalties at December 31, 2013. The Company is subject to examination by U.S. federal tax authorities for returns filed for the prior three years and by state tax authorities for returns filed for the prior four years.

Financial Instruments and Concentrations of Business and Credit Risk

FASB ASC Topic 825, Financial Instruments, requires disclosure of fair value information about financial instruments. Management believes the fair value of its financial instruments approximates their carrying amounts.

Financial instruments that potentially subject the Company to concentrations of credit risk consist primarily of cash and cash equivalents, accounts receivable and accounts payable and accrued liabilities.

The Company maintains cash and cash equivalents balances that at times exceed amounts insured by the Federal Deposit Insurance Corporation. The Company has not experienced any losses in these accounts and believes it is not exposed to any significant credit risk in this area. The Company’s accounts receivable, which are unsecured, expose the Company to credit risks, such as collectability and business risks, such as customer concentrations. The Company controls credit risk by investigating the creditworthiness of all customers prior to establishing relationships with them, performing periodic reviews of the credit activities of those customers during the course of the business relationship, regularly analyzing the collectability of accounts receivable and recording an allowance for doubtful accounts when these receivables become uncollectible.

Customer concentrations for the years ended December 31, 2013 and 2012 consist of two and three significant customers that accounted for approximately 40% and 50% of net revenue, respectively. Amounts outstanding from these customers represent approximately 18% and 45% of total accounts receivable at December 31, 2013 and 2012, respectively.

F-11

ONESCREEN, INC. AND SUBSIDIARY

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2013 and 2012

The Company’s accounts payable can expose the Company to business risks, such as vendor concentrations. Vendor concentrations for the years ended December 31, 2013 and 2012 consist of four and three significant vendors that accounted for approximately 51% and 56% of total purchases, respectively. Amounts due to these vendors represent approximately 54% and 55% of total accounts payable at December 31, 2013 and 2012, respectively.

Recently Issued Accounting Pronouncements

In January 2013, the FASB amended its guidance on the presentation of comprehensive income. Under the amended guidance, an entity must present information regarding reclassification adjustments from accumulated other comprehensive income in a single note or on the face of the financial statements. This is required for both annual and interim reporting. The amendment became effective for reporting periods beginning after December 15, 2012 and is to be applied prospectively. Early adoption is permitted. The Company has elected to adopt this guidance during the year ended December 31, 2012. This guidance did not have an impact on the Company’s consolidated financial position, results of operations or cash flows.

In July 2013, the FASB issued ASU 2013-11, Presentation of an Unrecognized Tax Benefit When a Net Operating Loss Carryforward, a Similar Tax Loss, or a Tax Credit Carryforward Exists. ASU 2013-11 requires that unrecognized tax benefits be presented in the consolidated financial statements as a reduction to a deferred tax asset for a net operating loss carryforward, a similar tax loss, or a tax credit carryforward, except in certain circumstances. When those circumstances exist, the unrecognized tax benefit should be presented in the consolidated financial statements as a liability and should not be combined with deferred tax assets. The Company adopted this guidance effective January 1, 2014 and the adoption did not have a significant impact on the Company’s consolidated financial statements.

In May 2014, the FASB and the International Accounting Standards Board jointly issued ASU No. 2014-9, Revenue from Contracts with Customers, which clarifies the principles for recognizing revenue and develops a common revenue standard for US GAAP and International Financial Reporting Standards. The core principle of the guidance is that an entity should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods and services. The ASU is effective for public entities for annual and interim periods beginning after December 15, 2016 and for private companies in periods beginning after December 15, 2017. Early adoption is not permitted under US GAAP and retrospective application is permitted, but not required. The Company is currently evaluating the impact of adopting this guidance on its consolidated financial position and results of operations.

NOTE 4 – ACCOUNTS RECEIVABLE

Accounts receivable consisted of the following at December 31, 2013 and 2012:

	2013	2012

Accounts receivable	$2,240,572	$6,474,395
Less: allowance for doubtful accounts	(301,626)	(193,136)
Accounts receivable, net	$1,938,946	$6,281,259

Bad debt expense was $1,626,050 and $140,227 for the years ended December 31, 2013 and 2012, respectively.

F-12

ONESCREEN, INC. AND SUBSIDIARY

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2013 and 2012

NOTE 5 – PROPERTY AND EQUIPMENT

Property and equipment consisted of the following at December 31, 2013 and 2012:

	2013	2012

Furniture and fixtures	$31,805	$20,594
Office and computer equipment	154,731	115,307
Software	43,473	200
	230,009	136,101
Less: accumulated depreciation and amortization	(119,113)	(73,929)
Property and equipment, net	$110,896	$62,172

Depreciation expense for the years ended December 31, 2013 and 2012 was $45,184 and $21,518, respectively.

NOTE 6 – CAPITALIZED WEBSITE COSTS

Capitalized website expenditures were $0 for the years ended December 31, 2013 and 2012. Capitalized website costs consisted of the following at December 31, 2013 and 2012:

	2013	2012

Capitalized website costs	$289,617	$289,617
Less: accumulated amortization	(289,617)	(287,961)
Capitalized website costs, net	$-	$1,656

Amortization expense of capitalized website costs for the years ended December 31, 2013 and 2012 was $1,656 and $8,473, respectively.

NOTE 7 – SOFTWARE DEVELOPMENT COSTS

During the years ended December 31, 2013 and 2012, the Company capitalized $298,128 and $510,400, respectively, relating to the development of a new media platform of software products. These software products were developed internally and had passed the preliminary project stage prior to capitalization.

Software development costs consisted of the following at December 31, 2013 and 2012:

	2013	2012

Software development costs	$2,364,563	$2,066,435
Less: accumulated amortization	(1,810,191)	(1,429,973)
Software development costs, net	$554,372	$636,462

Amortization expense of software development costs for the years ended December 31, 2013 and 2012 was $380,217 and $457,885, respectively.

F-13

ONESCREEN, INC. AND SUBSIDIARY

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2013 and 2012

The following is a schedule of estimated future amortization expense of capitalized software development costs at December 31, 2013:

For the year ending December 31,

2014	$324,935
2015	173,168
2016	56,269
Total	$554,372

NOTE 8 – PATENTS AND TRADEMARK

Patents and trademark are as follows as of December 31, 2013:

	Gross			Net
	Carrying	Useful	Accumulated	Carrying
	Amount	Life	Amortization	Amount
Trademarks	$10,275	Indefinite	N/A	$10,275
Patents	43,559	20 years	(3,386)	40,173
Total	$53,834		$(3,386)	$50,448

Patents and trademark are as follows as of December 31, 2012:

	Gross			Net
	Carrying	Useful	Accumulated	Carrying
	Amount	Life	Amortization	Amount
Trademarks	$6,275	Indefinite	N/A	$6,275
Patents	33,829	20 years	(1,532)	32,297
Total	$40,104		$(1,532)	$38,572

The estimated future amortization expense on patents and trademark at December 31, 2013 is as follows:

For the year ending December 31,

2014	$2,232
2015	2,232
2016	2,232
2017	2,232
Thereafter	31,245
$40,173

Amortization expense for patents and trademark was $1,854 and $1,181 for the years ended December 31, 2013 and 2012, respectively.

F-14

ONESCREEN, INC. AND SUBSIDIARY

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2013 and 2012

NOTE 9 – INVESTMENT

In May 2007, the Company acquired a 5% minority interest in MyNuMo, LLC (which changed its name to PlayScreen, LLC in 2008), an unrelated company, for a $50,000 investment. The investment was impaired by $30,000 during the year ended December 31, 2009. The Company does not have any contractual obligations to fund PlayScreen, LLC’s operations or obligations.

During 2013, the investment in in PlayScreen, LLC of $20,000 was not evaluated for impairment because management did not identify any events or changes in circumstances that might have a significant adverse effect on the value of the investment.

NOTE 10 – NET EARNINGS (LOSS) PER SHARE

Basic earnings (loss) per share (“EPS”) are computed using the weighted average number of shares of common stock outstanding during each year. Diluted earnings (loss) per share are computed using the weighted average number of common shares and potentially dilutive securities outstanding during each year. Potentially dilutive securities consist of the incremental shares of common stock issuable upon the exercise of stock options (using the treasury stock method). The options are considered to be common stock equivalents and are only included in the calculation of diluted earnings per common share when their effect is dilutive. Potentially dilutive securities are excluded from the computation if their effect is anti-dilutive.

	For the Year Ended December 31, 2012
	Net		Per-Share
	Income	Shares	Amount

Net income	$1,262,077

Basic EPS
Income available to common stockholders	$1,262,077	63,390,445	$0.02

Effect of dilutive securities
Stock options	-	23,416	-

Diluted EPS
Income available to common stockholders
+ assumed conversions	$1,262,077	63,413,861	$0.02

	For the Year Ended December 31, 2013
	Net		Per-Share
	Loss	Shares	Amount

Net loss	$(7,131,867)

Basic EPS
Income available to common stockholders	$(7,131,867)	71,488,353	$(0.10)

Effect of dilutive securities
Stock options	-	-	-

Diluted EPS
Income available to common stockholders
+ assumed conversions	$(7,131,867)	71,488,353	$(0.10)

F-15

ONESCREEN, INC. AND SUBSIDIARY

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2013 and 2012

Options to purchase 11,704,378 common shares were outstanding during the year ended December 31, 2013, but were not included in the computation of diluted earnings (loss) per share because the effects would have been anti-dilutive.

NOTE 11 – COMMITMENTS AND CONTINGENCIES

Operating Leases

The Company is obligated under various operating leases, primarily for the rental of buildings and office space. The leases expire at various dates through March 2017 and the monthly payments for the leases range from approximately $300 to $16,000.

Future minimum lease payments under noncancelable, long-term operating leases as of December 31, 2013 are as follows:

For the year Ending December 31,	Amount

2014	$132,600
2015	136,500
2016	140,400
2017	36,075
$445,575

Rental expense totaled $181,373 and $88,570 for the years ended December 31, 2013 and 2012, respectively.

Litigation

The Company is involved in certain claims that have arisen in the normal course of business. In the opinion of management, any liabilities that may arise as a result of such claims will not have a material adverse effect, individually or in the aggregate, on the Company’s consolidated financial statements.

Minimum Fees

On June 1, 2012, the Company entered into an agreement to purchase bandwidth for a period of 12 months with a minimum amount of $19,083 due per month. This agreement superseded the previous agreement entered into on June 1, 2011. Under the new agreement, the Company expensed and paid $318,340 during the year ended December 31, 2012.

On July 1, 2012, the Company entered into an additional agreement to purchase bandwidth for a period of 12 months with a minimum amount of $235,929 due during the entire term of the agreement. Under the additional agreement, the Company expensed $117,964 during the year ended December 31, 2012, of which $0 was paid and $117,964 is included in accounts payable at December 31, 2012.

On July 1, 2013, the Company entered into an additional agreement to purchase bandwidth for a period of 12 months with a minimum amount of $450,000 due during the entire term of the agreement. Under the additional agreement, the Company exceeded the minimum bandwidth requirements and expensed $688,715 during the year ended December 31, 2013, which was paid in its entirety.

NOTE 12 – STOCKHOLDERS’ EQUITY

Preferred Stock

The Company is authorized to issue 5,000,000 shares of preferred stock. As of December 31, 2013, there were no shares of preferred stock issued or outstanding.

F-16

ONESCREEN, INC. AND SUBSIDIARY

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2013 and 2012

Common Stock

The Company is authorized to issue 150,000,000 shares of common stock. As of December 31, 2013 and 2012, there were 83,998,138 and 71,203,695, shares, respectively, of common stock at par value of $0.001 per share issued and outstanding.

On March 5, 2012, (as amended on July 8, 2013) the Company’s majority stockholder entered in a subscription agreement to purchase 5,000,000 restricted common shares at $0.20 per share for total proceeds of $1,000,000. As a result, certain anti-dilution provisions of investments made by three other existing stockholders were triggered. Accordingly, the Company issued an aggregate of 6,588,887 shares of common stock to these three stockholders.

On July 15, 2013, the Company’s majority stockholder entered in a subscription agreement to purchase 5,794,443 restricted common shares at $0.09 per share for total proceeds of $500,000.

On October 30, 2013, several investors entered in a subscription agreement to purchase 7,000,000 restricted common shares at $0.20 per share for total proceeds of $1,400,000. During the year ended December 31, 2013, the Company received $1,150,000 under this subscription agreement and recorded the remaining $250,000 as a subscription receivable. This amount was paid subsequent to December 31, 2013 (See Note 14).

2012 Stock Plan

On November 5, 2012, the Company established the 2012 Stock Plan (the “2012 Plan”), which was approved by the Board of Directors on the same date and is effective for ten years. The 2012 Plan provides for a total of 33,228,732 shares to be allocated and reserved for the purpose of offering incentive stock options to employees and non-qualified stock options, restricted shares and unrestricted shares to officers, employees, directors and consultants. If any stock option expires, terminates or is terminated or canceled for any reason prior to exercise in full, the shares subject to the unexercised portion shall be available for future options granted under the 2012 Plan. Options become exercisable over various vesting periods depending on the nature of the grant. Certain option awards provide for accelerated vesting if there is a change in control (as defined in the 2012 Plan). As of December 31, 2013, there were 362,232 shares that remained reserved for future issuance under the 2012 Plan. As of December 31, 2012, all outstanding stock options issued prior to January 1, 2012 are non-2012 Plan stock options.

Between January 16, 2013 and January 31, 2013, the Company issued stock options to several employees granting the right to acquire up to 31,677,500 common shares at an exercise price of $0.077 per share. The fair value of these options was $2,425,312. These options have a life of 9.8 years and vest as follow: 7,290,250 shares on July 1, 2013 and 1/48 of the remaining 24,387,250 shares each month thereafter.

On July 8, 2013, the Company issued stock options to several employees granting the right to acquire up to 472,500 common shares at an exercise price of $0.25 per share. The fair value of these options was $118,108. These options have a life of 9.3 years and vest as follow: 16,625 shares immediately and 1/48 of the remaining 455,875 shares each month thereafter.

Stock Option Forfeitures

Between March 7, 2013 and December 31, 2013, 38 employees forfeited 18,943,000 of previously granted stock options. In the same period, 1,960,000 previously granted stock options expired for 16 employees.

F-17

ONESCREEN, INC. AND SUBSIDIARY

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2013 and 2012

Stock Incentive Plan and Stock Option Grants

The Company estimates the fair value of stock options granted utilizing the Black-Scholes option pricing model, which is dependent upon several variables such as the expected option term, expected volatility of the Company’s stock price over the expected term, expected risk-free interest rate over the expected term, expected dividend yield rate over the expected term, and an estimate of expected forfeiture rates. The Company believes this valuation methodology is appropriate for estimating the fair value of stock options granted to employees and consultants which are subject to FASB ASC Topic 718 requirements. The Company recognizes compensation on a straight-line basis over the requisite service period for each award. There were 32,850,000 and 16,500 stock options granted to employees during the years ended December 31, 2013 and 2012, respectively.

Other Stock-Based Awards to Nonemployees

On November 2, 2012, the Company granted to a former employee non-statutory stock options to purchase 16,500 shares of common stock having a fair value of $825 for services previously rendered. The stock options have an exercise price of $0.07 per share, were granted under the 2012 Plan, vest in entirety two years from the grant date, and expire ten years from the grant date. The fair market value of the options was $825 and since the options are non-forfeitable, the entire $825 was recognized as stock-based expense upon issuance on November 2, 2012.

On July 8, 2013, the Company granted to a consultant non-statutory stock options to purchase 700,000 shares of common stock having a fair value of $174,971 for services to be rendered. The stock options have an exercise price of $0.25 per share, were granted under the 2012 Plan, vest in entirety two years from the grant date, and expire ten years from the grant date.

The Company recorded compensation expense of $972,224 and $4,219 for the years ended December 31, 2013 and 2012, respectively. The fair value of options granted was estimated on the grant dates using the following weighted-average assumptions:

	For the
	Year Ended
Assumptions	December 31, 2013	December 31, 2012

Expected volatility	117% - 122%	68.1%
Weighted-average volatility	120.0%	68.1%
Expected dividend yield	0.0%	0.0%
Expected term (years)	4.70	7.5%
Risk-free rate	0.75% - 2.19%	1.0%

When determining expected volatility, the Company considers the historical performance of the Company’s stock as well as implied volatility. Expected dividend yield is based on historical trends. The expected term represents the period of time that the options granted are expected to be outstanding, which is the contractual term of the related stock option. The risk-free interest rate is based on the U.S. Treasury yield curve at the time of grant, based on the options’ expected term. While the Company believes these estimates are reasonable, the compensation expense recorded would increase if the expected term was increased, a higher expected volatility was used, or if the expected dividend yield increased.

F-18

ONESCREEN, INC. AND SUBSIDIARY

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2013 and 2012

A summary of Company’s stock option activity for employees and directors during the years ended December 31, 2013 and 2012 is presented below:

			Weighted
		Weighted	Average
		Average	Remaining	Aggregate
	Number of	Exercise	Contractual	Intrinsic
	Options	Price	Term (Years)	Value

Balance outstanding, January 1, 2011	440,878	$0.95
Granted	16,500	0.07
Exercised	-	-
Forfeited	-	-
Expired	(300,000)	$0.11
Balance outstanding, December 31, 2012	157,378	$0.41	1.5	$871

Granted	32,850,000	$0.91
Exercised	-	$-
Forfeited	(18,943,000)	$0.08
Expired	(1,960,000)	$0.08
Balance outstanding, December 31, 2013	12,104,378	$0.43	8.7	$871

NOTE 13 – INCOME TAXES

The Company files a consolidated U.S. income tax return that includes its U.S. subsidiary. The amounts provided for income taxes are as follows:

	For the	For the
	Year Ended	Year Ended
	December 31, 2013	December 31, 2012

Income tax (benefit) consist of:
Current	$-	$-
Deferred	-	-
Provision (benefit) for income taxes	$-	$-

A reconciliation of the expected income tax expense (benefit) differs from the statutory federal income tax rate of 34% as follows:

	For the	For the
	Year Ended	Year Ended
	December 31, 2013	December 31, 2012
Expected income tax expense (benefit)	$(2,424,835)	$416,962
Non-deductible expenses	14,052	14,883
State and local income taxes	(413,962)	70,836
Change in valuation allowance	2,824,745	(502,681)
Provision (benefit) for income taxes	$-	$-

F-19

ONESCREEN, INC. AND SUBSIDIARY

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2013 and 2012

Significant items making up the deferred tax assets and deferred tax liabilities as of December 31, 2013 and 2012 are as follows:

	December 31, 2013	December 31, 2012

Deferred tax assets:
Net operating loss carryforward	$7,066,263	$4,136,956
Depreciation and amortization	(1,384)	52,546
Other	20,793	71,425
Stock based compensation	5,801,807	5,801,807
Total deferred tax assets	12,887,479	10,062,734

Deferred tax liabilities:	-	-
Net deferred tax assets	12,887,479	10,062,734

Valuation allowance:

Beginning of period	(10,062,734)	(10,565,415)
Increase during period	(2,824,745)	502,681
Ending balance	(12,887,479)	(10,062,734)
Net deferred taxes	$-	$-

The Company had net operating loss carry forwards of approximately $17.7 million for federal income tax purposes and approximately $14.5 million for state income tax purposes as of December 31, 2013, available for use on its future corporate income tax returns. These net operating loss carry forwards expire from 2028 to 2031. Pursuant to Sections 382 and 383 of the Internal Revenue Code, annual use of any of the Company’s net operating loss and credit carry forwards may be limited if cumulative changes in ownership of more than 50% occur during any three year period.

The Company believes that based upon its projection of future taxable operating income for the foreseeable future, it is more likely than not that the Company will not be able to realize the tax benefit associated with deferred tax assets and, therefore, a full valuation allowance has been established on those assets as of December 31, 2013. The net change in the valuation allowance during the year ended December 31, 2013 was an increase of $2,824,745.

NOTE 14 – SUBSEQUENT EVENTS

In January 2014, the Company entered into a license agreement with an unrelated party (“Party A”). According to the agreement, the majority of the Company’s net revenues between December 2013 through March 2014 will be paid to Party A. This license agreement sets a minimum payable amount of $50,000 per month. Through August 2014, approximately $336,000 was earned by Party A. Through August 2014, the amount due to Party A was approximately $405,000.

On February 28, 2014, the Company received an installment of $100,000 related to the stock purchase agreement signed on October 30, 2013, thereby reducing the subscription receivable by $100,000.

On May 6, 2014, the Company received the remaining $150,000 related to the stock purchase agreement signed on October 30, 2013, thereby reducing the subscription receivable to $0.

During May 2014, the Company spun-off a division (the “Division”) to which it assigned its platform technology, other intellectual property, all the fixed assets, approximately 70 of its publisher customer relationships/agreements and approximately 5 of its advertiser relationships.

F-20

ONESCREEN, INC. AND SUBSIDIARY

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2013 and 2012

As of May 1, 2014, all the Company’s employees were assigned to Party A. As a result of this transaction, the Company recognized a cost of $151,938 payable to Party A for the advance of the payroll costs of the Company’s employees.

On July 15, 2014, the Company and its Division executed a Stock Purchase Agreement with Party A, to be effective on June 30, 2014, whereby the Company sold certain assets in exchange for 5,000,000 shares of Party A’s common stock.

The assets sold pursuant to the Stock Purchase Agreement consisted of intellectual property, equipment, selected customer agreements and talent. This includes video storage and hosting, video encoding, content management, HTML5/Flash video players, and advertising inventory management.

OneScreen shareholders received consideration equal to approximately $16,500,000, which reflects the Company’s estimate of the value of the assets sold. This estimated value is based on the number of shares issued to OneScreen’s shareholders, the ongoing relationship between Party A and OneScreen, Party A’s expected use of the assets acquired, OneScreen’s operating assets and revenues in relation to valuations of several similar companies, and a 2013 third party valuation of OneScreen.

F-21